UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              July 6, 2020

Sunwin Stevia International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53595	56-2416925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Shengwang Avenue, Qufu, Shandong China	273100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 537-4424999

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	SUWN	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 6, 2020, Mr. Chengxiang Yan resigned his position as a Director of Sunwin Stevia International, Inc.’s (the “Company”) due to personal reasons. Mr. Yan's resignation is not due to any disagreement with the Company on any matter related to operations, policies, or practices.

On July 6, 2020, the Company appointed Mr. Yuqiang Lai as a Director. Mr. Lai is the General Manager of Qufu Shengren Pharmaceutical Co., Ltd., (“Qufu Shengren”) a wholly owned subsidiary of the Company since March, 2015, previously Mr. Lai served as the Assistant General Branch Manager of Qufu Shengren. From 1993 to 2009, Mr. Lai held various positions with Shandong Shengwang Pharmaceutical Co., Ltd., a related party company, including Technical Specialist, Production and Equipment Manager, and Head of Technology Department and GMP Department. Mr. Lai has over 26 years of experience in the industry and is very familiar with the Company’s production and operations. Mr. Lai is not a party of any related party transactions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN STEVIA INTERNATIONAL, INC.
Date: July 9, 2020	By: /s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer